Securities and Exchange Commission
Washington, D.C.

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Bitwise Avalanche ETF
(Exact name of registrant as specified in its charter)

Delaware	See Exhibit 1
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

250 Montgomery Street, Suite 200 San Francisco, California	94104
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares of Beneficial Interest of Bitwise Avalanche ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-290257

Securities to be registered pursuant to Section 12(g) of the Act:

None
Title of Each Class to be Registered

Information Required in Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are common shares of beneficial interest (the “Shares”), of the Bitwise Avalanche ETF (the “Trust”). An application for listing of the Shares of the Trust has been filed with and approved by NYSE Arca, Inc. A description of the Shares is contained in the Trust’s preliminary prospectus, which is a part of the Registration Statement on Form S-1 (Registration Nos. 333-290257), filed with the Securities and Exchange Commission on or about February 10, 2026. Such description is incorporated by reference herein.

Item 2.	Exhibits

Pursuant to the “Instruction as to Exhibits” of Form 8-A, no exhibits are filed herewith or incorporated by reference.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Bitwise Avalanche ETF
Bitwise Investment Advisers, LLC, as Sponsor of the Trust

By:	/s/ Teddy Fusaro
Teddy Fusaro
Chief Operating Officer

February 19, 2026

Exhibit 1

Trust	I.R.S. Employer Identification No.
Bitwise Avalanche ETF	39-7158711

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